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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 19, 1999
                                                        ------------------


                             TECHNICLONE CORPORATION
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              (Exact name of registrant a specified in its Charter)


         Delaware                        0-17085                  95-3698422
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



         14282 Franklin Avenue, Tustin, California          92780-7017
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         (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code        (714) 508-6000
                                                       ------------------

                                 not applicable
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On October 19, 1999, Techniclone Corporation, a Delaware corporation (the "Company"), announced today that it will substantially reduce all operations, other than clinical trial and related support functions, in order to reduce expenses and conserve financial resources. The Company reported that it will reduce its workforce by approximately 50% over the next several weeks.

         The Company also announced that while it is in various stages of discussions with potential corporate partners for its Vascular Targeting Agent
(VTA) technology, no agreement has been reached. If the Company's Common Stock price does not enable the Company to access its Common Stock Equity Line Subscription Agreement or the Company is unable to obtain an additional source of adequate financing or complete a business combination, the Company anticipates that it will be unable to fund operations as soon as the end of November. If the Company is able to continue to partially access its Equity Line, the Company anticipates that it will be able to fund operations for approximately three months.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.   Not applicable.
         -----------------------------------------

(b)      Pro Forma Financial Information.   Not applicable.
         --------------------------------

(c)      Exhibits.
         ---------

         A     Press Release dated October 19, 1999.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 1999              TECHNICLONE CORPORATION


                                    By: /s/ Steven C. Burke
                                        ----------------------------------------
                                        Steven C. Burke, Chief Financial Officer


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                                INDEX TO EXHIBITS
                          TO CURRENT REPORT ON FORM 8-K

                                                                    SEQUENTIALLY
                                                                      NUMBERED
EXHIBIT NO.        DESCRIPTION                                          PAGE
-----------        -----------                                      ------------
A                  Press Release dated October 19, 1999                  5



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EXHIBIT A

              TECHNICLONE ANNOUNCES CURRENT STATUS AND FUTURE PLANS

Tustin, Calif.--(BUSINESS WIRE)--Oct. 19, 1999--Techniclone Corporation (NASDAQ:TCLN), announced today that it will substantially reduce all operations, other than clinical trial and related support functions, in order to reduce expenses and conserve financial resources. The Company reported that it will reduce its workforce by approximately 50% over the next several weeks.

The Company also announced that while it is in various stages of discussions with potential corporate partners for its Vascular Targeting Agent (VTA) technology, no agreement has been reached. If the Company's Common Stock price does not enable the Company to access its Common Stock Equity Line Subscription Agreement or the Company is unable to obtain an additional source of adequate financing or complete a business combination, the Company anticipates that it will be unable to fund operations as soon as the end of November. If the Company is able to continue to partially access its Equity Line, the Company anticipates that it will be able to fund operations for approximately three months.

Techniclone is in preliminary discussions with respect to additional financing. Techniclone has also retained the investment banking firm U.S. Bancorp Piper Jaffray to pursue strategic alternatives for the Company. However, there can be no assurance that any additional financing, business combination transaction or other strategic alternatives will be available to the Company or, if available, that the terms of such financing, transaction or other alternative will be at a valuation favorable to the Company or its stockholders.

Company Overview: Techniclone Corporation is a biopharmaceutical focused on the development, commercialization and licensing of unique technologies for the treatment of cancer, primarily based on its "collateral targeting technologies." These technologies therapeutically target cell structures and cell types, rather than surface cancer cells, as a means to attack solid tumors, without causing damage to surrounding healthy tissue. The Company has three collateral technologies: CotaraTM, Vasopermeation Enhancement Agents (VEA), and Vascular Targeting Agents (VTA). The Company also has a direct tumor targeting agent called Oncolym(R) for the treatment of advanced non-Hodgkin's B-cell Lymphoma which has been licensed to Schering AG, Germany, which is now responsible for all existing and future Oncolym(R) clinical trial programs as well as marketing.

Safe Harbor Statement: This release may contain certain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ from Techniclone's expectations as a result of risk factors discussed in its reports on file with the U.S. Securities and Exchange Commission, including, but not limited to, its report on Form 10K for the year ended April 30, 1999 and its report on Form 10-Q for the quarter ended July 31, 1999.

                                      # # #

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